EXHIBIT 10

                RESIGNATION AGREEMENT AND RELEASE


          THIS RESIGNATION AGREEMENT AND RELEASE ("Agreement") is

entered  into  as  of  September 22, 1999 by RONALD  A.  ELENBAAS

("Elenbaas") and STRYKER CORPORATION ("Stryker").  As used in the

Agreement, "Stryker" shall include Stryker, its subsidiaries  and

divisions,   and  its  present  and  past  directors,   officers,

employees, agents, and representatives.

          Elenbaas  has been employed by Stryker since  September

1,  1975, and presently holds the positions of Vice President  of

Stryker  Corporation and Group President of the MedSurg Division.

Elenbaas  and Stryker have determined that it is in their  mutual best  interests to fully and finally resolve and settle Elenbaas'

employment  status.  The terms and conditions to  which  Elenbaas and Stryker have agreed are set forth in this Agreement.

            In   consideration   of  the  mutual   promises   and

undertakings of the parties, it is hereby agreed as follows:

          1.   Resignation.  Elenbaas voluntarily resigns as Vice

President of Stryker Corporation and Group President of Stryker's

MedSurg  Division  effective September 30,  1999.   In  addition,

Elenbaas resigns from any corporate role as director, officer  or other  position  of  authority formally or informally  designated effective  September 30, 1999.  From October 1, 1999 through  May

31, 2002, Elenbaas shall be employed by Stryker as an advisor  to

Stryker's Chief Executive Officer ("CEO") and Board of Directors;

Elenbaas  will  perform duties as assigned by Stryker's  CEO  and will  report  to  the CEO.  Elenbaas voluntarily and  irrevocably resigns  from  his  employment with Stryker in  any  capacity  or position  effective May 31, 2002 and waives any claim or  request for  reinstatement of his employment in any capacity or  position with Stryker.

          2.   Compensation.

                a.    Base Compensation.  Stryker agrees  to  pay

     Elenbaas  his base salary compensation in effect as  of  the date  of  this  Agreement, in monthly installments,  in  the amount  of  Thirty Three Thousand Three Hundred and  Thirty-

     three  Dollars  ($33,333.33), less all  applicable  federal,

     state  and  local  withholding taxes, from October  1,  1999 through  December 31, 2000.  Stryker agrees to pay  Elenbaas

     One   Thousand  Dollars  ($1,000.00)  per  month,  less  all

     applicable  federal, state and local withholding  taxes,  as base salary compensation for the period from January 1, 2001 through May 31, 2002.

               b.   Compensation - Incentives.  Stryker agrees to

     pay Elenbaas his full annual 1999 incentive compensation  of

     $350,000 by no later than February 15, 2000.  Such incentive compensation shall be subject to appropriate federal,  state and local withholding taxes.

                c.    Compensation - Incidentals.   Stryker  will

     reimburse  Elenbaas for all appropriate incidental  expenses related  to  his employment through May 31, 2002, consistent with  Stryker's  policies, as presently  constituted  or  as amended.

          3.   Benefits.  For the period of October 1, 1999 through May 31,

2002,  Stryker will continue to pay its regular share of premiums

for   Elenbaas'  participation  in  Stryker's  health   insurance

program, as presently constituted or as amended.  For the  period after  May  31,  2002, Elenbaas may continue  to  participate  in

Stryker's  health  insurance program pursuant to  COBRA  provided that he makes timely premium payments in accordance with COBRA.

          4.   All Other Insurance Benefits.  From October 1, 1999 through

May  31,  2002, Elenbaas shall be eligible to receive  all  other insurance benefits provided by Stryker to its top level executive

team  as  presently  constituted  or  as  amended.   By  way   of

definition, those insurance benefits cover the following:

               a.   short term disability

               b.   long term disability

               c.   life insurance

           5.    Retirement  Benefits.   Elenbaas  shall  receive

contributions  and  vesting  credit to  the  following  qualified retirement  plans during the term of his employment  through  May

31, 2002:

                 a.    Stryker  Corporation  401(k)   Savings   &

Retirement Plan

                b.   Stryker Corporation Supplemental  Savings  &

     Retirement Plan

     Elenbaas  shall participate and receive benefits from  these plans consistent with the plan documents and ERISA.

          6.    Stock  Options.   Elenbaas  currently  holds  the

options  to purchase Stryker Common Stock that are described,  as to  grant  date,  number of shares covered,  purchase  price  and vesting  schedule,  on  Attachment A  hereto  (collectively,  the

"Options").   The Options were granted to Elenbaas  under  either

the  1988  Stock  Option Plan or the 1998 Stock  Option  Plan  of

Stryker  (collectively, the "Plans"), as indicated on  Attachment

A.  Stryker  agrees  that,  notwithstanding  Elenbaas'  voluntary resignation effective May 31, 2002, the Options shall continue to vest  in  accordance with the schedule set forth on Attachment  A and  that each Option shall remain exercisable for the period  of ten  (10)  years  from  the date of grant  thereof  indicated  on

Attachment   A;   provided,  however,  that  all  Options   shall

terminate, and may not thereafter be exercised, in the event that

Elenbaas violates the non-competition provisions of paragraph  13 of  this  Agreement.  The approval of this Agreement by Stryker's

Board  of  Directors  and  the Stock Option  Committee  appointed pursuant  to  the Plans constitutes the amendment of the  Options and  of the Plans with respect to the Options to the extent  that

the   foregoing   provisions  would  otherwise  be   inconsistent

therewith.

          7.    Personnel Records.  Elenbaas' permanent personnel

record at Stryker will reflect his voluntary resignation from the company effective May 31, 2002.

           8.    References.  The parties agree that  as  to  any

person or entity that seeks an employment reference for Elenbaas,

that Stryker will offer the following information:

               a.   positions held

               b.   dates of employment

          9.   Release.  Elenbaas, for himself and for his heirs,

personal representatives, successors and assigns, hereby releases and forever discharges Stryker from all claims, causes of action,

demands, rights, damages, liability, costs or expenses, of  every kind and description, whether known or unknown, which he now  has or  has  ever had in the past, of every nature or cause,  arising out  of  or  in  any way connected, directly or indirectly,  with

Elenbaas'  employment  with Stryker or the  termination  of  that employment.  This release includes, but is not limited to, claims of  discrimination  based on age, race, color,  national  origin,

ancestry,  religion,  marital status,  sex,  citizenship  status,

medical  condition or disability, height, weight,  or  any  other legally protected characteristic or preference; claims of sexual,

racial,  religious  or  other harassment; breach  of  implied  or express  contract, including the covenant of good faith and  fair dealing;  intentional interference with contractual relations  or

prospective   economic   advantage;  negligent   or   intentional

misrepresentation;  negligence;  fraud;  estoppel  or   reliance;

defamation,   slander,  or  libel;  negligent   and   intentional

infliction  of  emotional distress; violation of  public  policy;

wrongful   or   constructive  discharge;  invasion  of   privacy;

violation  of the Fair Labor Standards and applicable  state  and local wage and hour laws; violation of the Worker Adjustment  and

Retraining  Act;  and  any claim of any type whatsoever,  whether based  on  contract  or  tort, or any  federal,  state  or  local statute,  regulation, rule or ordinance, including  the  Michigan

Elliott-Larsen  Civil Rights Act, Title VII of the  Civil  Rights

Act of 1964, the Employee Retirement Income Security Act, the Age

Discrimination  in Employment Act of 1967, as amended  29  U.S.C.

621  et  seq.,  or any theory or law.  As used in this  paragraph

"Stryker" shall describe collectively Stryker Corporation and its affiliates, subsidiaries, divisions, parent and sister companies,

trustees,  officers,  directors,  shareholders,  representatives,

agents,  employees,  attorneys,  successors,  assigns,  and   any

employee   benefit  plan  or  funds  established,  sponsored   or

administered by any of them.

           10.   Trade  Secrets and Confidential and  Proprietary

Information.   Elenbaas agrees that, except as may  otherwise  be

required by law, he will at no time disclose to any third  party,

nor  use  for  his own benefit or for the benefit  of  any  third party, any trade secrets, confidential information or proprietary information  concerning  the financial and  business  affairs  of

Stryker.   "Confidential  and proprietary information"  includes,

but  is  not limited to, financial, cost and pricing information;

business,  marketing, and sales plans and strategies; information

concerning   Stryker's  product  development   and   intellectual

property;    information   concerning   Stryker's   manufacturing

processes; information concerning Stryker's products that is  not in the public domain; computer programs and software; information concerning the employment and performance of Stryker's employees;

and  any  information whatsoever about the business and practices of  Stryker  that was obtained by him during the  course  of  his employment  with  Stryker.  Elenbaas agrees  that  he  shall  not retain  any documents or information concerning Stryker and  will return  any  and all such documents and information  directly  to

Stryker.

           11.   Stryker  Property.  Within  seven  (7)  days  of

September 30, 1999, Elenbaas will return to Stryker any  and  all property  in  his possession which belongs to Stryker,  including the  following:  all  keys and security  and  credit  cards;  all strategic  plans,  budget books, and other  financial,  planning,

marketing,  strategic,  and  product development  documents;  all equipment,  products,  samples, inventory, tools,  computers  and software; all customer files, customer lists account files, price lists, product information, and training manuals; all information relating  to the performance and employment of Stryker employees;

financial  information  in  any form;  and  all  other  documents

relating   to   Stryker's  business,  products,   personnel   and

customers.

           12.   Communications.  The parties agree that, at  all

times,  they will refrain from taking any actions or  making  any statements, oral or written, which have the purpose or effect  of

(a)  injuring  or in any way detracting from the  reputations  of

Elenbaas or of Stryker, its subsidiaries and divisions,  and  its present  and  former directors, officers, and employees,  or  (b)

causing  any  person  or  entity to refrain  from  or  cease  any employment or business relationship with each other.

          13.  Non-competition.

                 13.1   Purpose.   In  the  course  of  Elenbaas'

     employment with Stryker, Elenbaas had and continues to  have access  to information concerning Stryker's strategic  plans and  business and marketing strategies; financial, cost, and

     pricing   information;  products  and  product   development

     activities;    customers;   manufacturing   and    operating

     techniques  and  practices; employees and their  performance with  Stryker; as well as other confidential and proprietary information.  Elenbaas recognizes that Stryker  has  made  a substantial investment in him, that the information provided to  Elenbaas has been confidential and provides  Stryker  an

     advantage.   Further,  Elenbaas  recognizes  that  Stryker's

     relationships  with  its  customers,  vendors,   and   other

     business  relationships  are of  substantial  value  to  the

     corporation.   Therefore,  Elenbaas  acknowledges  that  the

     following  restrictions are reasonable to protect  Stryker's

     legitimate   business  interest  in  its  strategic   plans,

     business  information,  customers,  customer  relationships,

     employment  relationships and other business  relationships,

     and  that  Elenbaas will be able to earn  a  living  without violating the restrictions of this Agreement.

               13.2 Restrictions.  During the period from October

     1,  1999 through May 31, 2002, Elenbaas will not work for or provide  assistance to any business that is  in  competition with Stryker.  This promise not to compete includes, but  is not limited to, the promise that Elenbaas will not engage in any of the following activities:

                    a.   Work, as an employee, officer, director,

          consultant, partner, joint venture participant,  or  in

          any other fashion, for any competitor of Stryker;

                      b.    Attempt  to  persuade  any  customer,

          supplier, or potential customer or supplier of  Stryker

          that  they  should not do any business with Stryker  or

          should reduce their purchases of Stryker's products  or

          services,  or  interfere in any way with  the  business

          relationship between Stryker and any of its  customers,

          suppliers or potential customers or suppliers;

                     c.    Solicit,  encourage  or  persuade  any

          employee  of Stryker to terminate his or her employment

          with  Stryker and work for, or become associated  with,

          any competitor of Stryker.

               13.3 Non-competition Period.  The term of this non-

     competition period is from October 1, 1999 through  May  31,

     2002.   Elenbaas  understands  and  agrees  that  this  non-

     competition  provision (paragraph 13) shall be binding  upon

     Elenbaas irrespective of the nature or duration of Elenbaas'

     employment by Stryker or the amount of Elenbaas'  salary  or wages during this period.

               13.4  Consideration.   Elenbaas  acknowledges  the

     receipt of the compensation provided under this Agreement as sufficient  consideration for entering into this  Agreement,

     and  particularly  for  entering  into  the  non-competition provisions of paragraph 13 of this Agreement.

          14.  No Admission of Liability.  The parties agree that

nothing  contained  in this Agreement and  no  actions  taken  by either party with respect to this Agreement shall be construed as an  admission by either party of any liability or obligation, all such liability or obligation being expressly denied.

           15.  Acknowledgments.  Elenbaas expressly acknowledges

the following:

                a.    He  hereby has been advised in  writing  to

     consult with an attorney before signing this Agreement.

                 b.    He  hereby  has  been  advised  that  this

     Agreement provides for the release by Elenbaas of any  claim that  he may have under the Age Discrimination in Employment

     Act  of 1967, as amended, 29 U.S.C. 621, et seq., along with the  release  of other claims that he may have as  described and agreed in paragraph 9 of this Agreement.

                c.    He has been given at least twenty-one  (21)

     days to consider this Agreement before signing it.

                d.    He understands that this Agreement will not

     become  effective or enforceable until seven (7) days  after he signs it and that he may revoke this Agreement during the seven-day  period  by  contacting  Thomas  R.  Winkel,  Vice

     President,  Administration,  of  Stryker  Corporation.    If

     Elenbaas  properly  revokes this Agreement,  he  understands that he will not receive any of the payments and benefits to

     which  he  was  not  otherwise entitled.   Elenbaas  further

     understands  that  seven  days  after  execution   of   this

     Agreement,   this  Agreement  will  become   effective   and

     enforceable  without  any  further  action  by  Elenbaas  or

     Stryker.

                e.   He agrees that the payments and benefits  to

     be  provided  to him under this Agreement are  payments  and benefits  to which he would not otherwise have been entitled if he did not enter into this Agreement.

           16.   Review  and Consultation.  Elenbaas and  Stryker

acknowledge  that  they have each had sufficient  opportunity  to review  the terms of this Agreement and to consult with  advisors

and   attorneys  of  their  choice  concerning  its   terms   and

conditions.  Elenbaas acknowledges that he fully  and  completely understands  the terms of this Agreement and their  significance,

and  that  he accepts those terms and enters into this  Agreement freely  and  voluntarily  thereby  binding  himself,  his  heirs,

successors, personal representatives and assigns.

          17.  Attorneys Fees.  Nothing contained herein shall be

interpreted  to  render  any party a  prevailing  party  for  any reason,  including  but  not limited to  an  award  of  costs  or attorneys fees.

          18.   Choice  of  Law, Forum Selection,  and  Remedies.

This  Agreement shall in all respects be governed by the laws  of the State of Michigan.  Any legal action or claim relating to the terms  of  this  Agreement  shall be  filed,  heard  and  decided exclusively  in  the Circuit Court for the County  of  Kalamazoo,

Michigan,  and  the  parties  hereby  consent  to  the   personal

jurisdiction and venue of that Court.  The parties further  agree that:  (a) any breach or threatened breach of paragraph 10 (Trade

Secrets  and Confidential and Proprietary Information), paragraph

12  (Communications), and paragraph 13 (Non-competition) of  this

Agreement would cause irreparable harm to Stryker; (b)  a  remedy at  law or in damages would be inadequate to remedy such a breach or  threatened breach; (c) the provisions of paragraphs  10,  12,

and  13 of this Agreement may be enforced by way of a restraining order or injunction, in addition to any other remedies which  may be  available  by law; and (d) the non-prevailing  party  in  any action  to  enforce  these provisions shall  be  liable  for  the reasonable  attorneys fees and costs incurred by  the  prevailing party.

           19.   Severability.  All agreements and covenants  set

forth  within this Agreement are severable.  In the event any  of them  shall  be held to be invalid by any competent  court,  this

Agreement  shall be interpreted as if such invalid  agreement  or covenant  were  not  contained within  this  Agreement  and  such invalid agreement or covenant shall be interpreted and applied so that it is enforceable to the fullest extent allowable by law.

          20.  Waivers.  Elenbaas reserves any rights he may have

to  claim workers' compensation, unemployment compensation, COBRA

benefits,  and  other  vested  benefits.   Elenbaas  waives   any

procedural   requirements  or  rights  created  by  any   bylaws,

personnel policies, benefit statements or summaries, or contracts of employment (written or unwritten), except as set forth in this

Agreement.

          21.  Confidentiality.  The parties shall keep the terms

and  provisions  of this Agreement confidential,  and  shall  not disclose or discuss any of the terms of this Agreement to or with other  persons or entities except as required by law or in  order to enforce the terms of this Agreement.

            22.   Entire  Agreement.   This  Agreement  and   the

Employment  Agreement  contains the entire understanding  of  the parties,  and  there are no additional promises, representations,

assurances,  terms  or  provisions  between  the  parties.   This

Agreement may not be amended except in writing signed by Elenbaas and a duly authorized officer of Company.



                                   STRYKER CORPORATION


____________________________________    By:_________________________
Ronald A. Elenbaas
                                       Its:_________________________